UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

COSTAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC 20005	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 11, 2014, CoStar Group, Inc. (“CoStar”) issued 3,450,000 shares of its common stock, par value $0.01 per share (the “Shares”), pursuant to a shelf registration statement filed with the U.S. Securities and Exchange Commission on Form S-3 (File No. 333-196466), for an aggregate purchase price of $552,000,000, pursuant to an underwriting agreement, dated June 5, 2014 (the “Underwriting Agreement”), between CoStar and J.P. Morgan Securities LLC, as representative of the several Underwriters listed on Schedule 1 to the Underwriting Agreement, which agreement is filed herewith as Exhibit 1.1.

The opinion of Gibson, Dunn & Crutcher LLP, relating to the validity of the Shares offered and sold pursuant to the Underwriting Agreement, is filed herewith as Exhibit 5.1.

The foregoing description of the Underwriting Agreement, Shares and other documents relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of these documents and securities, forms or copies of which are incorporated by reference or are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 5, 2014 between CoStar Group, Inc. and J.P. Morgan Securities LLC, as representative of the several Underwriters listed on Schedule 1 to the Underwriting Agreement.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (set forth in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

Date: June 11, 2014	By:	/s/ Brian J. Radecki
	Name:	Brian J. Radecki
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 5, 2014 between CoStar Group, Inc. and J.P. Morgan Securities LLC, as representative of the several Underwriters listed on Schedule 1 to the Underwriting Agreement.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (set forth in Exhibit 5.1).